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                                                                    Exhibit 10.5

                                27 February 2004


                                TOM GROUP LIMITED


                                 TOM ONLINE INC.
      (for itself and as trustee for the Group Companies as defined herein)


                             =======================

                                DEED OF INDEMNITY

                             =======================


                        [FRESHFIELDS BRUCKHAUS DERINGER]

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                                    CONTENTS

CLAUSE                                                                      PAGE

1.   INTERPRETATION........................................................... 1

2.   CONDITIONS PRECEDENT..................................................... 4

3.   INDEMNITY................................................................ 4

4.   EXCLUSIONS............................................................... 5

5.   INFORMATION.............................................................. 6

6.   BENEFIT OF THE TRANSFERRED COMPANIES..................................... 6

7.   REIMBURSEMENT............................................................ 6

8.   NOTIFICATION OF CLAIMS AND CONDUCT OF DISPUTES........................... 6

9.   SET-OFF AND DEDUCTIONS................................................... 7

10.  LIMITATIONS.............................................................. 8

11.  OVER-PROVISIONS AND TAX SAVINGS.......................................... 8

12.  TAX REFUNDS.............................................................. 8

13.  DEFAULT OF PAYMENT....................................................... 9

14.  NOTICE................................................................... 9

15.  RIGHTS AND REMEDIES..................................................... 10

16.  GENERAL................................................................. 11

17.  GOVERNING LAW AND JURISDICTION.......................................... 11

SCHEDULE 1 THE GROUP COMPANIES............................................... 12

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THIS DEED OF INDEMNITY is made on the 27 February 2004

Between

(1) TOM GROUP LIMITED (formerly TOM.COM LIMITED), a company incorporated in the Cayman Islands as an exempted company with limited liability, whose principal place of business in Hong Kong is 48/F, The Center, 99 Queens' Road Central, Hong Kong and whose shares are listed on GEM (the Indemnifier); and

(2) TOM ONLINE INC., a company incorporated in the Cayman Islands as an exempted company with limited liability, whose principal place of business in Hong Kong is at 48/th/ Floor, The Center, 99 Queen's Road Central, Hong Kong (the Company) on its own behalf and as the trustee for each of the Group Companies.

Whereas

(A) The Company has applied for the listing of, and permission to deal in, its ordinary shares on the Growth Enterprise Market of The Stock Exchange of Hong Kong Limited (GEM) and for the quotation of American depositary shares representing its ordinary shares on the Nasdaq National Market (collectively, the Listing).

(B) The Indemnifier has agreed to execute this Deed in favour of the Company and the Group Companies.

Now this deed witnesses as follows:

1.   Interpretation

1.1 In this Deed (including the recitals), unless the context requires otherwise:

Business Day means a day (other than a Saturday) when banks are open in Hong Kong for the transaction of normal banking business;

Claim means any claim, counterclaim, assessment, notice, demand or letter or other document issued or fine or penalty or other sanctions or actions taken by or on behalf of any person, authority or body whatsoever in Hong Kong, the PRC, the British Virgin Islands or the Cayman Islands or any other part of the world from which it appears that the Company or any of the Group Companies is liable or is sought to be made liable to make any payment of any form of taxation or is deprived or is sought to be deprived of any Relief or allowance or credit or right to repayment of taxation;

Companies Ordinance means the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) and references to provisions of the Companies Ordinance are references to the provisions of the Companies Ordinance as in force at the date of this Deed and all statutory amendments, modifications and re-enactments of those provisions now or hereafter in force;

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Group Companies means each of the companies set out in Schedule 1 of this Deed;

Hong Kong means the Hong Kong Special Administrative Region of the PRC;

Listing Date means the date, expected to be on or about 11 March 2004, on which the ordinary shares in the Company are first listed and from which dealings in the ordinary shares in the Company are permitted to take place on GEM;

Losses means obligations, liabilities, losses, damages, costs (including reasonable legal costs) and expenses (including taxation), actions, proceedings, claims and demands, in each case of any nature whatsoever;

Ordinance means the Estate Duty Ordinance (Chapter 111 of the Laws of Hong Kong) and references to provisions of the Ordinance are references to the provisions of the Ordinance as in force at the date of this Deed and all statutory amendments, modifications and re-enactments of those provisions now or hereafter in force;

PRC means the People's Republic of China;

Prospectus means the prospectus to be issued by the Company on or about 2 March 2004 in connection with the Listing on GEM;

Relevant Date means the date on which the Hong Kong Public Offer (as defined in the Prospectus) becomes unconditional by the fulfilment of the conditions set out in the paragraph headed "Conditions of the Hong Kong Public Offer" in the section headed "Structure and conditions of the Global Offering" in the Prospectus;

Relevant Transfer, in relation to any person, means a transfer of the kind described by the words "a transfer of any property, other than an interest limited to cease on his death or property which he transferred in a fiduciary capacity" in section 35 of the Ordinance interpreted in accordance with the provisions of section 3 of the Ordinance made by that person on or before the Relevant Date;

Relief means any relief, allowance, set-off or deduction in computing profits or credits or right to repayment of taxation available to the Company or any of the Group Companies granted by or pursuant to any legislation concerning or otherwise relating to all forms of taxation;

Shenzhen Freenet means Shenzhen Freenet Information Technology Company Limited [Company name in Chinese], a company established in the PRC which is wholly-owned by the Company;

subsidiary or subsidiaries shall be construed in accordance with Sections 2(4) to 2(6) of the Companies Ordinance;

tax or taxation means:

(a)  such amount or amounts as is or are referred to in Clause 1.5; and

(b) all costs, interest, penalties, charges and expenses incidental or relating to the liability to tax or the deprivation of Relief or of a right to repayment of tax which is the subject of the covenants contained in Clause 3 to the extent that the same is/are payable or suffered by any of the Group Companies; and

(c) any liability to any form of tax, duty, rate or other imposts whatsoever, whenever created or imposed and without prejudice to the generality of the foregoing includes profits tax, provisional profits tax, interest tax, salaries tax, property tax, estate duty, inheritance tax, capital duty, employment taxes, stamp duty, value added tax, withholding tax, rates, customs and excise duties and generally any tax, duty, impost, levy or rate or any amount payable to the revenue, customs or fiscal authorities in any part of the world; and

TOM.COM (China) means TOM.COM (China) Investment Limited [Company name in Chinese], a company established in the PRC which is wholly-owned by the Company;

Transferred Companies means:

(a) Cernet Information Technology Company Limited [Company name in Chinese], a company established in the PRC, in which the 51% interest held by TOM.COM (China) has been transferred (subject to certain regulatory approvals) to TOM.COM INTERNATIONAL LIMITED (a wholly-owned subsidiary of the Indemnifier);

(b) Cernet Online Company Limited [Company name in Chinese], a company established in the PRC, in which the 37% interest held by Shenzhen Freenet has been transferred (subject to certain regulatory approvals) to Shenzhen Freenet Super Channel Advertising Company Limited (a wholly-owned subsidiary of the Indemnifier); and

(c) Guangzhou Hong Xiang Audio-Video Production Company Limited [Company name in Chinese], a company established in the PRC, in which the 50% interest held by Shenzhen Freenet has been transferred (subject to certain regulatory approvals) to a nominee of the Indemnifier.

1.2 Words in the singular shall include the plural and vice versa and words importing a gender shall include all genders.

1.3 References to event includes (without limitation) the death of any person, any action, omission or transaction whether or not the Company or any of the Group Companies is a party thereto and references to the result of events on or before the Relevant Date shall include the combined result of two or more events one or more of which shall have taken place before the Relevant Date.

1.4 References to income or profits or gains earned, accrued or received shall include income or profits or gains deemed to have been or treated as or regarded as earned, accrued or received for the purposes of any legislation;

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1.5  References to a Claim shall include any Claim whether made before or after the Relevant Date and whether satisfied or unsatisfied at the Relevant Date and shall also include:

(a) the loss of any Relief, allowance or credit granted by or pursuant to any legislation or otherwise for taxation purposes which could but for the Claim in question have been available to the Company or any of the Group Companies whether or not the said loss results in any taxation being payable at the time of such loss; and

(b) the nullifying or cancellation of a right to repayment of taxation which would have been so available or is at the Relevant Date assumed by the Company or any of the Group Companies to be available;

and in such a case the amount of taxation which could otherwise have been relieved, allowed or credited by the relief, allowance or credit so lost or the amount of repayment which would otherwise have been obtained shall be treated as an amount of taxation for which a liability has arisen.

1.6 Clause headings are inserted for reference only and shall be ignored in construing this Deed.

2.   Conditions precedent

The provisions of this Deed are conditional upon the fulfilment of the conditions set out in the paragraph headed "Conditions of the Hong Kong Public Offer" in the section headed "Structure and conditions of the Global Offering" in the Prospectus.

3.   Indemnity

3.1 The Indemnifier hereby undertakes to indemnify and keep indemnified the Company and the Group Companies against:

(a) any Losses suffered or incurred by TOM.COM (China) or Shenzhen Freenet (as the case may be) arising in connection with the ownership by TOM.COM (China) or Shenzhen Freenet (as the case may be) of or the transfer of the Transferred Companies; and

(b) any costs (including reasonable legal costs) and expenses or other liabilities properly incurred by the Company, TOM.COM (China) or Shenzhen Freenet (as the case may be) in connection with:

          (i) any legal proceedings in which the Company, TOM.COM (China) or Shenzhen Freenet (as the case may be) claims under or in respect of this Deed and in which judgment is given for the Company TOM.COM (China) or Shenzhen Freenet (as the case may be); or

          (ii) the enforcement of any such settlement or judgment given for the Company, TOM.COM (China) or Shenzhen Freenet.

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3.2  Subject to the provisions of Clause 4, the Indemnifier hereby undertakes to indemnify and keep indemnified the Company and the Group Companies against:

(a) any Claim falling on the Company or any of the Group Companies in respect of tax arising:

          (i) as a consequence of any event which occurred on or before the Relevant Date; or

          (ii) in respect of or with reference to any income, profits or gains which were earned, accrued or received on or before or in respect of a period ending on or before the Relevant Date; or

(b) any costs (including reasonable legal costs) and expenses or other liabilities properly incurred by the Company and any of the Group Companies in connection with:

          (i) any legal proceedings in which the Company or any of the Group Companies claims under or in respect of this Deed and in which judgment is given for the Company or any of the Group Companies; or

          (ii) the enforcement of any such settlement or judgment given for the Company or any of the Group Companies.

4.   Exclusions

Clause 3.2 does not cover, and the Indemnifier shall be under no liability in respect of, any Claim, liability for taxation or losses:

(a) to the extent that provision or reserve has been made for such Claim in the consolidated financial statements as shown in the accountants' report in appendices I and II to the Prospectus ("Audited Accounts"), or to the extent that it relates to taxation incurred or accrued since 31 December 2003 which arise in the ordinary course of business of the Company or any of the Group Companies as described in the Prospectus; or

(b) to the extent of any provisions or reserve made for any Claim in the Audited Accounts which is finally established to be an over-provision or an excessive reserve; or

(c) to the extent that such Claim would not have arisen but for a voluntary act or transaction carried out (other than pursuant to a legally binding commitment created on or before the date of this Deed) by the relevant Company after the date of this Deed; or

(d) to the extent that such Claim arises or is increased as a result only of any increases in rates of taxation or change in law made after the date of this Deed with retrospective effect;

(e)  to the extent that such Claim is disclosed in the Prospectus; or

(f) which arise as a result of the Company or any of the Group Companies failing to act in accordance with any reasonable request of the Indemnifier in avoiding, resisting, compromising or settling any Claim or liability for taxation.

5.   Information

In the event of the Company or any of the Group Companies becoming aware of any Claim or claim in connection with the indemnity in clause 3.1 (as the case may be) or liability falling within Clause 3 of which the Indemnifier may not be aware, the Company or the relevant Group Company, as the case may be, shall give notice thereof, or procure that notice thereof is given, to the Indemnifier as soon as reasonably practicable.

6.   Benefit of the Transferred Companies

Until such date as the relevant regulatory approvals for transfer are received and TOM.COM (China) and Shenzhen Freenet cease to have any ownership interest in the Transferred Companies, the Company undertakes and agrees with the Indemnifier that the Indemnifier shall be entitled to the full benefit (both legal and economic) arising from any ownership interest in the Transferred Companies and any benefit received by the Company and/or any Group Company as a result of any ownership interest in the Transferred Companies shall be held by the Company and/or the relevant Group Company on trust for the Indemnifier and the Company and/or the relevant Group Company shall account to the Indemnifier for the full value of any such benefit.

7.   Reimbursement

Subject to clause 8, in the event that any Claim or claim in connection with the indemnity in clause 3.1 (as the case may be), the subject of an indemnity hereunder, is or has been discharged by payment by the Company or any of the Group Companies of the relevant amount under the Claim or claim in connection with the indemnity in clause 3.1 (as the case may be) or by the loss of any Relief suffered by the Company or any of the Group Companies, the indemnity given hereunder shall take effect as a covenant by the Indemnifier forthwith to reimburse the Company or any of the Group Companies (through the Company) for any amount so paid or to compensate the Company or the relevant Group Company for any loss of Relief.

8.   Notification of claims and conduct of disputes

8.1 In the event of any liability for taxation or Claim or claim in connection with the indemnity in clause 3.1 (as the case may be) arising against the Company and/or any of the Group Companies, the Company shall give or procure that notice thereof together with all relevant information is as soon as reasonably practicable given to the Indemnifier in the manner provided in Clause 14, and as regards any relevant Claim or claim in connection with the indemnity in clause 3.1 (as the case may be), the Company or the relevant Group Company, as the case may be, shall:

(a) not admit any guilt or liability in relation to such Claim or claim in connection with the indemnity in clause 3.1 (as the case may be) without the prior written consent of the Indemnifier; and

(b) at the request of the Indemnifier take reasonable action to avoid, dispute, resist, appeal, compromise or defend the Claim or claim in connection with the indemnity in clause 3.1 (as the case may be) or liability and any adjudication in respect thereof provided that:

          (i) neither the Company nor any of the Group Companies shall be required to take any steps which would require any admission of guilt or liability relating to matters connected with the Claim or claim in connection with the indemnity in clause 3.1 (as the case may be) in question or which would affect the future conduct of the business of the Company or any of the Group Companies or affect the rights or reputations of any of them nor shall they be required to take any such action unless the Indemnifier shall have produced to them an opinion (from a law firm acceptable to the Company) that such action is reasonable; and

          (ii) subject to clause 4, the Indemnifier shall indemnify against all losses (including additional taxation or duty), costs, damages and expenses which may be thereby reasonably incurred.

8.2 In respect of any liability for taxation or Claim or claim in connection with the indemnity in clause 3.1 (as the case may be) arising against the Company and/or any of the Group Companies, the Indemnifier shall not without the prior written consent of the Company and/or Group Companies (whose consent shall not be unreasonably withheld or delayed) make any settlement of the Claim or claim in connection with the indemnity in clause 3.1 (as the case may be) which is likely to affect the amount thereof or the future liability of the Company or any of the Group Companies, as the case may be, for estate duty or any other form of taxation or legal liability.

8.3 Subject to clause 4, any payments due by the Indemnifier pursuant to this Deed shall be increased to include such interest on unpaid tax as the Company or any of the Group Companies shall have been required to pay pursuant to section 71(5) or section 71(5A) of the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) or similar legislation in the PRC, the British Virgin Islands or the Cayman Islands or any other jurisdiction in the world where the Company or any Group Companies is sought to be made liable to tax.

9.   Set-Off and Deductions

All payments to be made by the Indemnifier under this Deed shall be made in full without set-off or counterclaim or any restriction or condition and free and clear of any present or future taxes, duties, charges or other deductions or withholdings of any nature. If any deduction or withholding is required to be made from any such payment the Indemnifier shall, together with such payment, pay such additional amount as is necessary to ensure that the recipient receives the full amount due hereunder.

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10.  Limitations

10.1 Notwithstanding any other provision of this Deed:

(a) the Indemnifier shall not be liable for any liability in respect of a claim or a series of claims under Clause 3 (each a Relevant Claim) unless the aggregate liability of the Indemnifier under all Relevant Claims that would otherwise be recoverable (but for this Clause 10) exceeds HK$10,000, in which case the Indemnifier shall be liable for the entire amount; and

(b) no claims hereunder may be brought against the Indemnifier after the expiry of 6 years from the date hereof and the Indemnifier shall not be liable hereunder unless the Indemnifier shall have received written notice from the Company or any of the Group Companies prior to the expiry of such 6-year period giving full and accurate details of the relevant Claim or claim in connection with the indemnity in clause 3.1 (as the case may be) and any such Claim or claim in connection with the indemnity in clause 3.1 (as the case may be) shall (if not previously satisfied, settled or withdrawn) be deemed to have been waived or withdrawn at the expiry of a period of 6 months after the 6th anniversary of this Deed unless proceedings in respect thereof shall have already been commenced against the Indemnifier.

11.  Over-provisions and tax savings

Notwithstanding Clause 4 above, if after the Indemnifier having made a payment pursuant to Clause 3:

(a) any provision for tax (excluding deferred tax except so far as the same arises out of short term timing differences) in the Audited Accounts shall be or have been (at the Indemnifier's request and expense) certified by the auditors of the Company for the time being to be an over-provision; or

(b) the liability in respect of tax which has resulted in such payment by the Indemnifier shall give rise to a corresponding saving for the Company or the relevant Group Company,

the full value (as certified by the auditors of the Company for the time being who shall take into account timing differences in calculating such value) of such over-provision, unless it is solely attributable to the effect of a reduction in tax rates on deferred tax, or corresponding saving shall be set off first against the payment then due from the Indemnifier under this Deed and secondly (to the extent there is any excess) against any further such payment(s) in chronological order and if there is any further surplus thereafter the same shall be paid forthwith without delay to the Indemnifier, at the costs and expenses of the Indemnifier.

12.  Tax refunds

Where the Company or any of the Group Companies is either immediately or at some subsequent date entitled to recover or receive from some other person (including any taxing or other competent authorities) any sum in respect of all or part any such liability as mentioned in Clause 3 (whether pursuant to section 79 of the Inland Revenue Ordinance or similar legislation in the PRC, the British Virgin Islands or the Cayman Islands or under any right of indemnity from any other party or otherwise) (Refund), the Company shall or (if any of the Group Companies shall be entitled to recover or receive the Refund) shall procure that the relevant Group Company:

(a) notify the Indemnifier forthwith without delay and if requested by the Indemnifier and at the Indemnifier's cost and expense take all necessary and appropriate steps to enforce the recovery (keeping the Indemnifier fully informed of the progress of any action taken) of the Refund; and

(b) repay to the Indemnifier a sum corresponding to the amount of the Refund (including any interest paid by the taxing or competent authority or other person on or in respect thereof) less any expenses, costs and charges properly and reasonably incurred by the Company or any of the Group Companies in recovering the Refund.

13.  Default of payment

The parties hereto agree that in the event that any payment is required or due to be made hereunder by the Indemnifier and is not made within 14 days following such payment falling due then thereafter the Company or any of the Group Companies shall be entitled in respect of all and any dividends payable thereafter to any of the Indemnifier to set the same aside and place them in a separate account in trust for the benefit of one or more of the Company and the Group Companies to whom the relevant payment under this Deed is due. Any sums transferred to such account shall thereafter be paid to the Company or the any of Group Companies (as the case may be) as is due under this Deed unless such payment under this Deed is the subject of a bona fide dispute with the relevant taxation authorities, in which event it shall be held in escrow on such terms as shall then be agreed between the parties until resolution of such dispute and then disbursed according to the manner in which such dispute is resolved.

14.  Notice

14.1 Any notice to be given by one party to any other party under, or in connection with, this Deed shall be in writing and signed by or on behalf of the party giving it. It shall be served by sending it by fax to the number set out in Clause 14.2, or delivering it by hand, or sending it by pre-paid recorded delivery, special delivery or registered post, to the address set out in Clause
14.2 and in each case marked for the attention of the relevant person named in Clause 14.2 (or as otherwise notified from time to time in accordance with the provisions of this Clause 14). Any notice so served by hand, fax or post shall be deemed to have been duly given:

(a)  in the case of delivery by hand, when delivered;

(b) in the case of fax, at the time of transmission (subject to the receipt by the sender of a report confirming uninterrupted transmission);

(c) in the case of prepaid recorded delivery, special delivery or registered post, at 10am on the second Business Day following the date of posting provided that in each case where delivery by hand or by fax occurs after 6pm on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9am on the next following Business Day.

References to time in this Clause are to local time in the country of the addressee.

14.2 The addresses and fax numbers of the parties for the purposes of Clause
14.1 are as follows:

The Indemnifier          TOM Group Limited
                         48/F, The Center
                         99 Queen's Road Central
                         Hong Kong

                         Attention: Company Secretary

                         Fax:       +852 2189 7446

To the Company or        TOM Online Inc.
the Group Companies:     48/th/ Floor
                         The Center
                         99 Queen's Road Central
                         Hong Kong

                         Attention: Company Secretary

                         Fax:       +852 2189 7446

14.3 A party may notify any other party to this Deed of a change to its name, relevant addressee, address or fax number for the purposes of this Clause 14, provided that, such notice shall only be effective on:

(a) the date specified in the notice as the date on which the change is to take place; or

(b) if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.

15.  Rights and remedies

No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege or be construed as a waiver thereof and any single or partial exercise of any such right, power or privilege shall not preclude the further exercise of such right, power or privilege. The rights and remedies of either party hereto provided in this Deed are cumulative and not exclusive of any rights and remedies provided by law.

16.  General

16.1 Each party hereto undertakes to the other that it will on demand do all such acts and things and execute all such agreements, deeds and documents as may be necessary to carry into effect or to give legal effect to the provisions of this Deed and the transaction hereby contemplated.

16.2 This Deed and the undertakings, indemnities and agreements contained herein shall be binding on, and shall enure to the benefit of, the Indemnifier, the Company and the Group Companies and their respective legal personal representatives, successors in title and/or permitted assigns. The whole or any part of this Deed may not be assigned by the Company or any of the Group Companies without the prior written consent of the Indemnifier (such consent not to be unreasonably withheld).

16.3 This Deed may be executed in any number of counterparts by the parties hereto on separate counterparts each of which when executed shall be binding on the party who has executed it and all of which when taken together shall constitute one and the same document.

16.4 No breach of any provision of this Deed shall be capable of being waived or discharged except with the express written consent of the party concerned.

17.  Governing law and jurisdiction

This Deed is governed by and shall be construed in accordance with the laws of Hong Kong and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.

                                   SCHEDULE 1

                               THE GROUP COMPANIES

1.   Lahiji Vale Limited

2.   Laurstinus Limited

3.   Advanced Internet Services Limited

4.   Beijing Lei Ting Wan Jun Network Technology Limited
     [Company name in Chinese]

5.   TOM.COM (China)

6.   Shenzhen Freenet

7.   Beijing GreaTom United Technology Company Limited [Company name in Chinese]

8.   Beijing Super Channel Network Limited [Company name in Chinese]

9.   Shanghai Super Channel Network Limited [Company name in Chinese]

10.  Bright Horizon Enterprises Limited

11.  Puccini International Limited

12.  Puccini Network Technology (Beijing) Limited [Company name in Chinese]

13.  Beijing Leitingwuji Network Technology Company Limited
     [Company name in Chinese]

IN WITNESS WHEREOF this Deed has been executed on the day and year first above written.

EXECUTED AND DELIVERED        )
as a DEED under the           )                         /s/ Sing Wong
COMMON SEAL of                )
TOM GROUP LIMITED             )
in the presence of:           )

        /s/ Angela S.F. Mak

EXECUTED AND DELIVERED        )
as a DEED under the           )                         /s/ Xu Zhiming
COMMON SEAL of                )
TOM ONLINE INC.               )
in the presence of:           )

        /s/ Angela S.F. Mak